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                                                                    EXHIBIT 21.1

                           K-TRON INTERNATIONAL, INC.
                              LIST OF SUBSIDIARIES

Name of Subsidiary                                      State or Jurisdiction
                                                        of Incorporation

K-Tron Investment Co.                                   Delaware
     Pneumatic Conveying Systems Inc.                   Canada
     K-Tron America, Inc.                               Delaware
            Colormax Limited                            United Kingdom
            Pneumatic Conveying Systems Limited         United Kingdom
     K-Tron (Schweiz) AG                                Switzerland
            K-Tron Asia Pte Ltd                         Singapore
            K-Tron China Limited                        Hong Kong
            K-Tron Deutschland GmbH                     Germany
            K-Tron France S.a.r.l.                      France
            K-Tron Great Britain Ltd.                   United Kingdom
     Pennsylvania Crusher Corporation                   Delaware
            Jeffrey Specialty Equipment Corporation     Delaware
K-Tron Technologies, Inc.                               Delaware